SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Florida Banks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FLORIDA BANKS, INC.
5210 Belfort Road, Suite 310
Jacksonville, Florida 32256

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 31, 2002

     The annual meeting of shareholders of Florida Banks, Inc. (the “Company”) will be held on Friday, May 31, 2002 at 11:00 a.m., at the Clarion Hotel and Conference Center, 2101 Dixie Clipper Road, Jacksonville, Florida 32218, for the following purposes:

     (1)  To re-elect three Class I directors to the Company’s Board of Directors, to serve for terms of three years or until their successors are elected and qualified;

     (2)  To amend the Company’s 1998 Stock Option Plan (the “Plan”) to increase the number of shares of the Company’s common stock reserved under the Plan from 900,000 to 1,000,000;

     (3)  To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2002; and

     (4)  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on April 15, 2002 will be entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof.

     A Proxy Statement and a proxy solicited by the Board of Directors are enclosed. Please sign, date and return the proxy promptly. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

By Order of the Board of Directors,

CHARLES E. HUGHES, JR. President and Chief Executive Officer

Jacksonville, Florida

April 30, 2002

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND
RETURN THE ENCLOSED PROXY PROMPTLY
SO THAT YOUR VOTE MAY BE RECORDED
AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
STOCKHOLDER RETURN PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG FLORIDA BANKS, INC., NASDAQ MARKET INDEX AND NASDAQ FINANCIAL INDEX
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO AMENDMENT TO THE COMPANY’S 1998 STOCK OPTION PLAN
PROPOSAL THREE INDEPENDENT PUBLIC ACCOUNTANTS
ANNUAL REPORT ON FORM 10-K
SHAREHOLDER PROPOSALS
OTHER MATTERS

FLORIDA BANKS, INC.

5210 Belfort Road, Suite 310
Jacksonville, Florida 32256
ANNUAL MEETING OF SHAREHOLDERS
May 31, 2002

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Florida Banks, Inc. (the “Company”) for the Annual Meeting of Shareholders to be held on Friday, May 31, 2002, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about April 30, 2002. The address of the principal executive offices of the Company is 5210 Belfort Road, Suite 310, Jacksonville, Florida 32256.

     Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the shareholder’s directions specified thereon. Where no direction is specified, proxies will be voted for the election of the director nominees named below and for adoption of each of the proposals set forth in the accompanying notice of the meeting.

     The record date for determining the shareholders entitled to vote at the annual meeting is April 15, 2002. On that date, the Company had outstanding and entitled to vote 5,694,531 shares of common stock, $.01 par value per share (the “Common Stock”), with each share of Common Stock entitled to one vote.

     The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. With the exception of the election of directors which requires a plurality of the votes cast, the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting is required to approve any other proposals. Shares of Common Stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal. If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 15, 2002 by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock; (ii) each director of the Company; (iii) each Named Executive Officer (as defined herein); and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the indicated shares.

	Shares
	Beneficially		Percentage
Name of Beneficial Owner	Owned(1)		of Total(2)

Directors and Executive Officers

Clay M. Biddinger	165,675	(3)	2.87%

Bruce Culpepper	14,500	(4)	*

Charles E. Hughes, Jr.	225,516	(5)	3.89%

T. Stephen Johnson	182,250	(6)	3.15%

J. Malcolm Jones, Jr.	83,500	(7)	1.46%

Richard B. Kensler	19,499	(8)	*

W. Andrew Krusen, Jr.	179,329	(9)	3.11%

Nancy E. LaFoy	27,000	(10)	*

Wilford C. Lyon, Jr.	77,500	(11)	1.36%

David McIntosh	7,225	(12)	*

M.G. Sanchez	170,000	(13)	2.94%

T. Edwin Stinson, Jr.	149,786	(14)	2.61%

All directors and executive officers as a group (12 Persons)	1,301,780	(15)	20.91%

Other

Carl Smith	411,600	(16)	7.22%

Carlson Capital L.P.	549,300	(17)	9.17%

*	Less than 1% of outstanding shares.

(1)	“Beneficial Ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date of this Proxy Statement. Beneficial ownership as reported in the above table has been determined in accordance with Rule l3d-3 of the Securities Exchange Act of 1934. Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), shares of the Company’s Common Stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such owner but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The percentages are based upon 5,694,531 shares of Common Stock issued and outstanding as of April 15, 2002.

(3)	Includes 7,000 shares subject to immediately exercisable options. Includes 73,500 shares that may be received upon full conversion of 7,350 shares of the Company’s Series B Convertible Preferred Stock (the “Preferred Stock”) held by CMB Capital, LLC, of which Mr. Biddinger is the managing member.

(4)	Includes 7,000 shares subject to immediately exercisable options.

(5)	Includes 93,333 shares subject to immediately exercisable options. Although options to purchase 40,000 of such 93,333 shares will become vested and exercisable in equal amounts over the next four years, these shares are considered immediately exercisable because upon the termination of Mr. Hughes’ employment with the Company for any reason (by either Mr. Hughes or the Company) all such options will become immediately exercisable. Includes 10,000 shares of Common Stock controlled by Mr. Hughes that may be received upon full conversion of 1,000 shares of the Preferred Stock.

(6)	Includes 75,000 shares subject to immediately exercisable options and 13,500 shares subject to immediately exercisable options granted to Mr. Johnson’s wife. Includes 13,500 shares which are owned by Mr. Johnson’s wife, 10,000 shares which are held by Mr. Johnson’s wife as a custodian for their children, and 250 shares which are held by Mr. Johnson as a custodian for his nephew.

(7)	Includes 7,000 shares subject to immediately exercisable options. Includes 15,000 shares of Common Stock that may be received upon full conversion of 1,500 shares of the Company’s Series B Convertible Preferred Stock and 15,000 shares of Common Stock held by Virginia S. Jones that may be received upon full conversion of 1,500 shares of the Preferred Stock.

(8)	Includes 15,333 shares subject to immediately exercisable options.

(9)	Includes 47,000 shares subject to immediately exercisable options. Includes 20,000 shares which are held jointly with Mr. Krusen’s wife; 54,000 shares which are held by a limited partnership of which Mr. Krusen, his spouse, his three children, and a corporation owned by Mr. Krusen and his spouse are the only limited partners and of which the general partner is a corporation owned by Mr. Krusen and his spouse and 30,000 shares of Common Stock that may be received upon full conversion of 3,000 shares of the Company’s Series B Convertible Preferred Stock, 5,000 shares which are held by a partnership, of which the general partner is a corporation owned by Mr. Krusen and his wife, 20,000 shares which are held in trust for the benefit of Mr. Krusen’s wife; and 3,329 shares which are held for Mr. Krusen’s children in a trust, of which Mr. Krusen is the trustee.

(10)	Includes 17,000 shares subject to immediately exercisable options.

(11)	Includes 7,000 shares subject to immediately exercisable options, 5,000 shares held by Mr. Lyon’s spouse and 20,000 shares held by Mr. Lyon’s children. Includes 15,000 shares of Common Stock controlled by Mr. Lyon that may be received upon full conversion of 1,500 shares of Preferred Stock.

(12)	Includes 7,000 shares of Common Stock subject to immediate options. Includes 5,000 shares of Common Stock that may be received upon full conversion of 500 shares of the Preferred Stock.

(13)	Includes 75,000 shares subject to immediately exercisable options. Includes 10,000 shares of Common Stock that may be received upon full conversion of 1,000 shares of the Preferred Stock.

(14)	Includes 35,332 shares subject to immediately exercisable options and 101,291 shares held jointly with Mr. Stinson’s spouse and 2,000 shares which are held in trust for the benefit of Mr. Stinson’s children.

(15)	Includes 392,998 shares subject to immediately exercisable options.

(16)	Includes 25,000 shares of Common Stock controlled by Mr. Smith’s wife and 1,000 shares of Common Stock held by Mr. Smith’s wife. Includes 10,000 shares of Common Stock that may be received upon full conversion of 1,000 shares of Preferred Stock. Mr. Smith’s address is P.O. Box 505, Greer, South Carolina 29652.

(17)	Includes 21,200 shares of Common Stock owned individually by Clint D. Carlson. Includes 95,580 shares of Common Stock controlled by Black Diamond Offshore Ltd. that may be received upon full conversion of 9,558 shares of the Preferred Stock. Includes 198,520 shares of Common Stock controlled by Double Black Diamond Offshore LDC that may be received upon full conversion of 19,852 shares of the Preferred Stock. The address for Carlson Capital L.P. is 2100 McKinney Avenue, Suite 1600, Dallas, Texas 75201.

     There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

DIRECTORS

     The Board of Directors of the Company consists of 11 directors, divided into three classes, with members of each class of directors serving for staggered three-year terms. The board members and classifications are as follows:

Class I	Class II	Class III

T. Stephen Johnson	Clay M. Biddinger	Bruce J. Culpepper

J. Malcolm Jones, Jr.	Wilford C. Lyon, Jr.	Charles E. Hughes, Jr.

Nancy E. LaFoy	M. G. Sanchez	W. Andrew Krusen, Jr.

	T. Edwin Stinson, Jr.	David McIntosh

     T.     Stephen Johnson, age 52, has served as a Class I Director of the Company since its inception and as its Vice Chairman since February 1998. Mr. Johnson has served as a director of the Bank since its acquisition in August 1998. Mr. Johnson has served as the Chairman of the Board of T. Stephen Johnson & Associates, Inc. (“TSJ&A”), a financial services consulting firm, since its inception in 1987. TSJ&A specializes in mergers, acquisitions and regulatory consulting for financial institutions. Through TSJ&A, Mr. Johnson has founded and serves as Chairman of several financial services companies including, NetB@nk, Inc., a public company which offers a full service financial bank system of home banking via the internet; Directo, Inc., which provides financial products/services to the un-banked market through the employer; BrightLane.com, a super site that includes banking services, office supplies, recruiting and payroll for small businesses via the internet; and TSJ Advisory, Inc., a registered investment advisory firm providing analytical investment advice. In addition, he is the principal owner of Bank Assets, Inc., a provider of benefit programs for directors and officers of banks.

     J.     Malcolm Jones, Jr., age 49, has served as a Class I Director of the Company since April 1998. Mr. Jones has served as a director of the Bank since its acquisition in August 1998. Mr. Jones is currently a private investor. From 1997 through 1999, Mr. Jones had been Senior Vice President of The St. Joe Company, a publicly traded real estate and timber company and, from 1995 to 1997, Mr. Jones served as The St. Joe Company’s Vice President and Chief Financial Officer. Mr. Jones formerly served as President, Chief Executive Officer and Vice Chairman of the Board of Florida Bank, a Florida savings bank.

     Nancy E. LaFoy, age 46, has served as a Class I Director of the Company since its inception and as a director of the Bank since its acquisition in August 1998. Prior to the acquisition of the Bank, Ms. LaFoy served as Secretary and Treasurer of the Company. Ms. LaFoy has served as Senior Vice President of TSJ&A since 1987. Prior to her service with TSJ&A, Ms. LaFoy served as Assistant Vice President with Wachovia Corporation in Atlanta, Georgia, formerly First National Bank of Atlanta, from 1984 to 1987. Ms. LaFoy has been involved in the banking industry since 1977.

     Clay M. Biddinger, age 46, has served as a Class II Director of the Company since April 1998 and as a director of the Bank since its acquisition in August 1998. Mr. Biddinger is the founder of, and has served as the Chief Executive Officer of, CMB Capital, LLC, since March of 1999. Mr. Biddinger has more than 20 years experience in the financial services industry including experience as an entrepreneur, founder, chairman, and chief executive officer of Sun Financial Group, Inc., which became a subsidiary of GATX Capital in October 1995. Sun Financial was among Inc. Magazine’s 500’s fastest growing private companies four times between 1986 and 1990. A past recipient of the Florida Entrepreneur of the Year award and the founding Chairman of the Florida Chapter of the Council of Growing Companies, Mr. Biddinger serves on the board of directors of SMTEK International, a publicly traded electronics manufacturing services provider; the Council of Growing Companies; and various charitable and community non-profit organizations. Mr. Biddinger is also a member of the Society of International Business Fellows. Mr. Biddinger was also featured in Fortune Magazine in December of 1993. Mr. Biddinger received his B.S. in Business Administration from Rollins College.

     Wilford C. Lyon, Jr., age 66, has served as a Class II Director of the Company since April 1998 and as a director of the Bank since its acquisition in August 1998. Prior to his service with the Company, Mr. Lyon served as Chairman of the Board and Chief Executive Officer of the Independent Insurance Group, Inc., a publicly traded company. Mr. Lyon retired from that position on February 29, 1996 when the company merged with the American General Corporation, a publicly traded company. Mr. Lyon has also served on the Board of Florida National Banks of Florida, Inc. from 1983 to 1990 when it merged with First Union National Bank of Florida; and thereafter he served on the Board of First Union National Bank of Florida until 1991. Mr. Lyon is active in community affairs, having served as Chairman of the Jacksonville Chamber of Commerce, and District Governor of Rotary International.

     M.G. Sanchez, age 67, has served as Chairman of the Board and a Class II Director of the Company since February 1998. Since the acquisition of the Bank, Mr. Sanchez has also served as Chairman of the Board of the Bank. Prior to his service with the Company, Mr. Sanchez worked independently as a bank management consultant, periodically performing contract work with T. Stephen Johnson & Associates, Inc., a financial services consulting firm. From 1986 to 1997, Mr. Sanchez served as President and Chief Executive Officer of The FBF Management Group, a provider of management consulting services to banks in Florida. Prior to his service with The FBF Management Group, from 1979 to 1986. Mr. Sanchez served as the President and Chief Executive Officer of First Bankers Corporation of Florida, a bank holding company with nine subsidiary banks in Florida that was acquired by First Union Corporation in 1986. Mr. Sanchez has also served as a Member of the Board of Directors for the Miami branch of the Federal Reserve Bank of Atlanta and a Member of the Governors Advisory Committee on

Interstate Banking. Mr. Sanchez is also a past National President of Robert Morris Associates, the association of bank loan and credit officers. Mr. Sanchez serves on the Advisory Board at the College of Business at the University of Florida and is a former President of Gator Boosters, Inc. at the University of Florida.

     T. Edwin Stinson, Jr., age 49, served as Executive Vice President, Chief Operating Officer and as a director of First National Bank of Tampa from 1993 until its acquisition by the Company in August 1998. Mr. Stinson has served as a Class II director of the Company and as its Chief Financial Officer, Secretary and Treasurer since the acquisition of the Bank in August 1998. Prior to his service with the Bank, Mr. Stinson served as the President of Florida State Bank and Emerald Coast State Bank in Northwest Florida. Mr. Stinson has been involved in the banking industry since 1978.

     Bruce J. Culpepper, age 60, has served as a Class III Director of the Company since April 1998 and as a director of the Florida Bank, NA (the “Bank”) since its acquisition by the Company in August 1998. Mr. Culpepper has been an attorney with the Florida-based law firm of Akerman, Senterfitt & Eidson, P.A. since 1997. Prior to 1997, Mr. Culpepper was a partner with the law firm of Pennington, Culpepper, P.A. from 1992 to 1997.

     Charles E. Hughes, Jr., age 58, has served as President, Chief Executive Officer and a Class III Director of the Company since January 1998 and as President, Chief Executive Officer, and director of the Bank since its acquisition by the Company in August 1998. Prior to his service with the Company, Mr. Hughes served as Chairman of the Board, President and Chief Executive Officer of SouthTrust Bank of Florida, N.A. (“SouthTrust”). At SouthTrust, Mr. Hughes was responsible for negotiating bank acquisitions in Florida and overseeing the entire Florida operations for SouthTrust. Prior to joining SouthTrust, Mr. Hughes served as Executive Vice President and Chief Financial Officer of Baptist Health System, Inc., a hospital management corporation from 1990 to 1992. Prior to Baptist Health System, Inc., Mr. Hughes served as Executive Vice President of Florida National Banks of Florida, Inc. and President of Florida National Bank in Jacksonville from 1983 until Florida National Bank merged with First Union National Bank in 1990. Mr. Hughes is a past Chairman and a present member of the Board of Trustees of the Jacksonville Chamber of Commerce.

     W. Andrew Krusen, Jr., age 53, served as Chairman of the Board of First National Bank of Tampa from 1991 until its acquisition by the Company in August 1998. Mr. Krusen has served as a Class III director of the Company and as a director of the Bank since August 1998. Since 1988, Mr. Krusen has served as Chairman of the Board of Dominion Energy and Minerals Corporation, an oil and gas concern, and is Chairman of the Executive Committee of Dominion Financial Group International LDC, a merchant banking company which provides investment capital to various emerging business enterprises. He also serves as a Director of General Group Holdings, Inc., a family controlled business involved in real estate development, construction, leasing and manufacturing. Mr. Krusen is a director of publicly-traded Memry Corporation and Raymond James Trust Company.

     David McIntosh, age 55, has served as a Class III Director of the Company since April 1998 and as a director of the Bank since its acquisition by the Company in August 1998. Mr. McIntosh has served as Chairman of MitBank USA, Inc., an environmental asset management company, since 1999. Mr. McIntosh served as the Chief Executive Officer of Barricade International, Inc. from 1998 until 2000. From 1984 until 1998, Mr. McIntosh served as the Chief Executive Officer of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A., a 150 attorney law firm based in West Palm Beach, Florida. Mr. McIntosh serves on the Board of Directors of U.S. Diagnostic, Inc., a publicly held company. Over the past two years, Mr. McIntosh has served as Chairman of the Governor’s Task Force on Telecommunications, Chairman of the two Florida Intangible Tax Task Forces, Chairman of Florida TaxWatch and Chairman of the Advisory Board of the College of Business at Florida Atlantic University, and a wide variety of charitable, civic and political organizations. Since 1980, Mr. McIntosh has served as a member of the Board of Directors of the University of Florida Foundation and is also a past President of the University Alumni Association.

Compensation of Directors

     Each Director of the Company receives a $1,000 per month retainer for his or her service on the Board of Directors. In addition, each director receives $250 for each committee meeting attended, except for members of the audit committee, who will receive $500 for each audit committee meeting attended. In August 1998, certain of the non-employee directors of the Company were granted immediately exercisable stock options under the 1998 Plan to purchase 2,000 shares. No stock options were granted to non-employee directors of the Company in fiscal 2001. The options are exercisable at the initial public offering price of $10.00 and will expire ten years from the date of grant. In addition, members of the Board of Directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at Board meetings.

Meetings of the Board of Directors and Committees of the Board

     The Board of Directors held 13 meetings during the year ended December 31, 2001. Each director attended 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which they served. The Company’s Board of Directors has five standing committees — the Executive Committee, the Audit Committee, the Compensation Committee, and the Credit Policy Committee, each of which was established in May 1998, and the Risk Management Committee, which was established in June 2000. The Board of Directors does not have a standing nominating committee, such function being reserved to the full Board of Directors.

     The Executive Committee presently consists of M.G. Sanchez, T. Stephen Johnson, Charles E. Hughes, Jr., J. Malcolm Jones, Jr., W. Andrew Krusen, Jr. and Wilford C. Lyon, Jr. The Executive Committee exercises the authority of the Board of Directors in accordance with the By-Laws of the Company between regular meetings of the Board of Directors. The Executive Committee held one meeting during 2001.

     The Audit Committee presently consists of David McIntosh, Nancy E. LaFoy and Wilford C. Lyon. The Audit Committee has been assigned the principal function of reviewing the internal and external financial reporting of the Company, reviewing the scope of the independent audit and considering comments by the auditors regarding internal controls and accounting procedures and management’s response to these comments. The Audit Committee held 14 meetings during 2001.

     The Compensation Committee presently consists of Clay M. Biddinger, David McIntosh and Bruce Culpepper. The Compensation Committee has been assigned the functions of approving and monitoring the remuneration arrangements for senior management. The Compensation Committee held two meetings during 2001.

     The Credit Policy Committee presently consists of W. Andrew Krusen, Jr., Charles E. Hughes, Jr., J. Malcolm Jones, Jr. and M. G. Sanchez. The Credit Policy Committee has been assigned the principal oversight of the credit and lending function of the company. The Credit Policy Committee held four meetings during 2001.

     The Risk Management Committee presently consists of Bruce Culpepper, J. Malcom Jones, Jr., and Nancy LaFoy. The Risk Management Committee held no meetings during 2001.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required during the year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

     Although it is not the Company’s obligation to make filings pursuant to Section 16 of the Securities Exchange Act of 1934, the Company has adopted a policy requiring all Section 16 reporting persons to report monthly to the Chief Financial Officer of the Company as to whether any transactions in the Common Stock occurred during the previous month.

EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

Name	Age	Position Held

Charles E. Hughes, Jr.	58	President and Chief Executive Officer

T. Edwin Stinson, Jr.	49	Chief Financial Officer, Secretary and Treasurer

Richard B. Kensler	51	Chief Credit Officer

     Executive officers are appointed by the Board of Directors of the Company and hold office at the pleasure of the Board. Executive officers devote their full time to the affairs of the Company. See “Election of Directors” for information with respect to Charles E. Hughes, Jr. and T. Edwin Stinson, Jr.

     Richard B. Kensler, age 51, has served as the Chief Credit Officer of the Company since April 1998. Prior to his service with this Company, Mr. Kensler had served as a senior credit officer for Signet Banking Corporation since 1987. Mr. Kensler’s banking career began in the Florida market when he served as an Assistant Vice President and Special Assets Manager for Sun Banks of Florida, Inc. in Orlando from 1972 to 1980.

Certain Significant Employees

     Don D. Roberts, age 53, has served as President of the Jacksonville Market since April 1998. Prior to his service with the Company, Mr. Roberts served as President and Chief Executive Officer of Barnett Bank, N.A., Lake County, Florida since 1993. Prior to his service in Lake County, he served as President and Chief Executive Officer of Barnett Bank of Atlanta from 1990 through 1994. During his 13 year tenure with Barnett Banks, he served in several positions, including Executive Vice President in charge of the Corporate Banking Group.

     Cynthia P. Runnion, age 53, has served as Senior Vice President, Human Resources, of the Company since November 1998. Prior to her service with the Company, Ms. Runnion served as Vice President, Human Resources, with Bombardier Capital from 1997 to 1998. From 1989 to 1997, Ms. Runnion served as Vice President, Human Resources with Independent Insurance Co.

     Robert H. Higel, age 47, has served as the Senior Operations Officer of the Company since May 1999. Prior to his service with the Company, Mr. Higel most recently served as the Chief Financial Officer of SunTrust of Volusia County and was the Chief Financial Officer of BankAmerica/Barnett for several consumer lending units. Mr. Higel spent over nine years with BankAmerica/Barnett. Mr. Higel began his banking career in 1979 with Atlantic Bank working in branch operations. He later joined SunTrust as an Audit Manager over loan and operational audits on Florida’s west coast.

     Mark Walker, age 46, has served as President of the Alachua County Market since October 1998. Prior to his service with the Company, Mr. Walker served as President of Barnett Bank, N.A. Alachua County, Florida since 1989. Mr. Walker has served in various positions with Barnett Banks, Inc. for over 20 years.

     Douglas A. Tuttle, age 43, has served as President of the Tampa Market since March 15, 1999, and as Executive Vice President and Senior Lender of the Bank since August 1998. Prior to his services with the Company, Mr. Tuttle served as Senior Vice President of the commercial lending division of SouthTrust Bank of West Florida since 1999. Mr. Tuttle’s past banking experience includes management positions with Barnett Bank of Tampa, First Florida Banks and Florida National Bank.

     Thomas D. Ingram, age 40, has been a banker since 1984 and from 1995 to 2000 was president of SouthTrust Bank of Central Florida Before being named president, he was director of lending for SouthTrust Bank of Volusia County, branch administrator for SouthTrust Bank of Volusia County and a commercial lender in West Volusia County. Mr. Ingram also was a senior lender with Florida National Bank. He is a graduate of Florida Southern College and is active in many community and charitable organizations in Ocala.

     David Ruppel, age 49, a long-time resident of Pinellas County, has been a banker in the Tampa Bay market for over 25 years. Most recently he held the position of Executive Vice President with SouthTrust’s Tampa Bay Bank. From 1995 to 2000, Mr. Ruppel was Division head of Private Banking for Southeast Bank which became First Union. Mr. Ruppel is active in several civic and community activities in Pinellas County. He has served as Chairman, President or as a Board Member of the Gulf Beaches Chamber of Commerce; Kiwanis; Drug Free Workplace, Inc.; The Goldshield Foundation; St. Patrick School; and All Children’s Hospital Foundation.

EXECUTIVE COMPENSATION

     The following table presents certain summary information for the fiscal year ended December 31, 2001 concerning compensation earned for services rendered in all capacities by the Company’s Chief Executive Officer and the two other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during fiscal 2001 (collectively, the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation				Long Term

						Compensation

Name and				Other Annual		Securities	All Other
Principal Position	Year	Salary	Bonus	Compensation		Options/SARs	Compensation

Charles E. Hughes, Jr.	2001	$250,000	$10,002	$75,460	(1)	0	$7,056	(2)

President and Chief Executive Officer	2000	$250,000	$0	*		20,000	$4,020	(3)

and Director	1999	$250,000	$0	*		0	$5,632	(4)

T. Edwin Stinson, Jr.	2001	$131,000	$4,006	$27,540	(5)	0	$4,321	(6)

Chief Financial Officer	2000	$126,800	$0	*		8,000	$6,445	(7)

and Director	1999	$121,647	$0	*		0	$3,750	(8)

Richard B. Kensler	2001	$121,890	$3,001	$27,188	(9)	00	$2,973	(10)

Chief Credit Officer	2000	$119,500	$0	*		8,000	$2,171	(11)

	1999	$114,584	$0	*		0	$1,954	(12)

*     Amount of perquisites and other benefits did not exceed the lesser of either $50,000 or 10% of combined bonus and salary.

(1)	Includes $8,071 for Mr. Hughes’ car allowance, $8,354 in membership dues paid on behalf of Mr. Hughes, $5,147 for Company paid insurance, $1,150 in taxation service expenses of Mr. Hughes paid by the Company, $12,740 in football season tickets paid on behalf of Mr. Hughes which are primarily used for business development purposes and $39,998 in Common Stock granted to Mr. Hughes under the Company’s Amended Restated Incentive Compensation Plan (the “Incentive Compensation Plan”).

(2)	Includes $5,250 which represents the Bank’s matching contribution under the Bank’s 401(k) Plan and income recognized from payment of $1,806 in life insurance premiums on behalf of Mr. Hughes.

(3)	Includes income recognized from payment of $720 for life insurance premiums on behalf of Mr. Hughes and $3,300 which represents the Company’s matching contributions under the 401(k) Plan.

(4)	Includes income recognized from payment of $719 for life insurance premiums on behalf of Mr. Hughes and $4,913 which represents the Bank’s matching contributions under the Bank’s 401(k) Plan.

(5)	Includes $2,035 for Mr. Stinson’s car allowance, $2,400 in membership dues paid on behalf of Mr. Stinson, $7,111 for Company paid insurance and $15,994 in Common Stock granted to Mr. Stinson under the Incentive Compensation Plan.

(6)	Includes $3,938 which represents the Bank’s matching contribution under the Bank’s 401(k) Plan and income recognized from payment of $383 for life insurance premiums on behalf of Mr. Stinson.

(7)	Includes income recognized from payment of $241 for life insurance premiums on behalf of Mr. Stinson and $3,804 which represents the Company’s matching contributions under the Company 401(k) Plan.

(8)	Includes income recognized from payment of $241 for life insurance premiums on behalf of Mr. Stinson and $3,509 which represents the Bank’s matching contributions under the Bank’s 401(k) Plan.

(9)	Includes $6,604 for Mr. Kensler’s car allowance, $3,438 in membership dues paid on behalf of Mr. Kensler, $5,147 for Company paid insurance and $11,999 in Common Stock granted to Mr. Kensler under the Incentive Compensation Plan.

(10)	Includes $2,438 which represents the Bank’s matching contribution under the Bank’s 401(k) Plan and income recognized from payment of $535 for life insurance premiums on behalf of Mr. Kensler.

(11)	Includes income recognized from payment of $229 for life insurance premiums and $1,942 which represents the Company’s matching contributions under the Company 401(k) Plan.

(12)	Includes income recognized from payment of $229 for life insurance premiums on behalf of Mr. Kensler and $1,725 which represents the Bank’s matching contribution under the Bank’s 401(k) Plan.

Stock Option Grants During Fiscal 2001

     The following table provides certain information concerning individual grants of stock options under the Company’s 1998 Stock Option Plan made during the year ended December 31, 2001 to the Named Executive Officers:

Option Grants in Last Fiscal Year

		% of Total Options
		Granted
		to Employees	Exercise Price		Present
Name	Options Granted (#)	in Fiscal Year	($ Per Share)	Expiration Date	Value

Charles E. Hughes, Jr.	0	0%	—	—	$0

T. Edwin Stinson, Jr.	0	0%	—	—	$0

Richard B. Kensler	0	0%	—	—	$0

Option Exercises and Values in Fiscal 2001

     The following table provides information regarding the options exercised by the Named Executive Officers during fiscal 2001 and the value of options outstanding for such individuals at December 31, 2001:

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year End Option Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money Options
	Shares		Options at Fiscal Year	at Fiscal Year End
	Acquired on		End Exercisable/	Exercisable/
Name	Exercise	Value Realized	Unexercisable	Unexercisable

Charles E. Hughes, Jr.	0	$0	93,333/16,666	$0/$0

T. Edwin Stinson, Jr.	0	$0	35,332/12,668	$0/$0

Richard B. Kensler	0	$0	15,334/12,666	$0/$0

Employment Agreements

     Charles E. Hughes, Jr. In January 1998, Charles E. Hughes, Jr. entered into an employment agreement (the “Employment Agreement”) with the Company which provides that Mr. Hughes will serve as the President and Chief Executive Officer of the Company and the Bank. Mr. Hughes also serves as a member of the Board of Directors of the Company and the Bank. The Employment Agreement has a three-year term and provides for an annual base salary of $250,000. In connection with the Employment Agreement, the Board has issued an option to Mr. Hughes to purchase 80,000 shares of Common Stock at the initial public offering price of the Common Stock sold in the Company’s initial public offering. This option is exercisable for a period of ten years.

     In the event of a “change in control” of the Company (as defined in the Employment Agreement), Mr. Hughes will be entitled to give written notice to the Company of termination of the Employment Agreement and to receive a cash payment equal to approximately 299% of the compensation received by Mr. Hughes in the one-year period immediately preceding the change in control. In addition, if Mr. Hughes elects to terminate the Employment Agreement pursuant to a change in control, Mr. Hughes will further be entitled, in lieu of shares of Common Stock issuable upon the exercise of options to which Mr. Hughes is entitled, an amount in cash or Common Stock equal to the excess of the fair market value of the Common Stock as of the date of closing of the transaction effecting the change of control over the per share exercise price of the options held by Mr. Hughes, times the number of shares of Common Stock subject to such options.

     The Employment Agreement may be terminated by the Board of Directors without notice and without further obligation other than for monies already paid, if Mr. Hughes is terminated for Cause (as that term is defined in the Employment Agreement). Upon thirty days’ written notice to Mr. Hughes, the Bank may terminate the Employment Agreement without Cause upon the condition that Mr. Hughes will be entitled to the same compensation as he would have been entitled to receive in the event of a change of control of the Company. Likewise, Mr. Hughes may upon thirty days’ written notice to the Company terminate the Employment Agreement without Cause. In the event of termination by Mr. Hughes, the Company will have no further obligation other than for monies paid and the Company shall be entitled to enforcement of the non-compete and non-solicitation provisions. In the event of Mr. Hughes’ death, the Company will pay to Mr. Hughes’ designated beneficiary an amount equal to Mr. Hughes’ base salary through the end of the month in which Mr. Hughes’ death occurred. The Employment Agreement also provides a non-compete provision which provides that in the event of termination of employment under the Employment Agreement by Mr. Hughes pursuant to the giving of notice by Mr. Hughes, Mr. Hughes has agreed that for a period of twelve months after such termination date, Mr. Hughes shall not, without the prior written consent of the Company, within Duval County, Florida either directly or indirectly, serve as an executive officer of any bank, bank holding company or other financial institution. The Employment Agreement further obligates Mr. Hughes to protect the confidentiality of the Company’s information following termination of his employment. On February 23, 2001 the Board of Directors, based on a recommendation from the Compensation Committee, extended the term of Mr. Hughes’s employee agreement for an additional three-year period.

     T. Edwin Stinson, Jr. The Company has also entered into an employment agreement with T. Edwin Stinson, Jr. Mr. Stinson’s employment agreement provides that he will serve as Chief Financial Officer of the Company for a three-year term expiring on August 4, 2004. Mr. Stinson’s employment agreement provides for an annual base salary of $131,000. In the event of a “change in control,” the employment agreement provides that Mr. Stinson may elect to give written notice to the Company of termination of the employment agreement and to receive a cash payment equal to approximately 299% of the compensation received by him in the year preceding the change in control. Mr. Stinson’s agreement contains a non-compete provision which provides that in the event of termination by the executive, Mr. Stinson has agreed for a period of twelve months that he will not serve as an executive officer of any bank, bank holding company or financial institution in the surrounding counties.

     401(k) Profit Sharing Plan

     The Company maintains a 401(k) Profit Sharing Plan (the “401(k) Plan”) which is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). In general, all employees of the Company who have completed three months of service and have attained age 21 are eligible to participate. The 401(k) Plan includes a salary deferral arrangement pursuant to which participants may contribute, subject to certain Code limitations, a maximum of 15% of their salary on a pre-tax basis (up to $10,500 per year). Subject to certain Code limitations, the Company may make both matching and additional contributions at the discretion of the Board of Directors of the Company each year. A separate account is maintained for each participant in the 401(k) Plan. The portion of a participant’s account attributable to his or her own contributions is 100% vested. Distributions from the 401(k) Plan are made in the form of a lump-sum cash payment.

Stock Option Plan

     In March 1998, the Board of Directors adopted the 1998 Stock Option Plan (the “Plan”) to promote the Company’s growth and success. The Plan was approved by the shareholders on June 4, 1998. Options may be granted under the Plan to the Company’s directors, officers and employees as well as certain consultants and advisors. The Plan currently provides for the grant of incentive and non-qualified stock options to purchase up to 900,000 shares of Common Stock at the discretion of the Board of Directors of the Company or a committee designated by the Board of Directors to administer the Plan. The option exercise price of incentive stock options must be at least 100% (110% in the case of a holder of 10% or more of the Common Stock) of the fair market value of the stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the term of the Plan. Incentive stock options granted pursuant to the Plan will expire on or before (1) the date which is the tenth anniversary of the date the option is granted, or (2) the date which is the fifth anniversary of the date the option is granted in the event that the option is granted to a key employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company. Options granted under the Plan typically vest over a period of three to five years. As of April 15, 2002, options to purchase 884,848 shares of Common Stock were outstanding pursuant to the Plan. Proposal Two of this proxy statement seeks to increase the number of shares of Common Stock reserved for issuance under the Plan from 900,000 to 1,000,000.

CERTAIN TRANSACTIONS

     The Bank may extend loans from time to time to certain of the Company’s and the Bank’s directors, their associates and members of the immediate families of the directors and executive officers of the Company. These loans will be made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank, and will not involve more than the normal risk of collectibility or present other unfavorable features.

     Bruce J. Culpepper is a shareholder in the law firm of Akerman, Senterfitt & Eidson, P.A., which has provided legal services to the Company in the past and continues to perform legal services for the Company. The Company believes the fees paid by the Company to Akerman, Senterfitt & Eidson, P.A. for legal services rendered are no greater than those that would be charged to the Company by an unrelated third-party law firm of comparable expertise.

REPORT OF COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors was established in 1998 and is responsible for: (i) establishment and review of the Company’s compensation philosophy and policies; (ii) review and approval of pay recommendations for the executive officers of the Company; (iii) initiation of all compensation actions for the Chief Executive Officer of the Company; and (iv) review and provide recommendation to the Board of Directors regarding any stock option or other incentive plan proposed for the Company.

     The Company’s compensation policies have been designed to align the financial interests of the Company’s management with those of its shareholders, and reflect the nature of the Company by taking into account the Company’s operating environment and the expectations for continued growth and enhanced profitability. Compensation for each of the Company’s executive officers consists of a base salary, an annual performance bonus and, in some cases, stock options.

The Company does not currently provide executive officers with other long term incentive compensation other than the ability to contribute their earnings to the Company’s 401(k) Plan.

     The Compensation Committee’s philosophy is that the predominant portion of an executive’s compensation should be based directly upon the value of long-term incentive compensation in the form of stock ownership or stock option awards. The Compensation Committee believes that providing executives with the opportunities to acquire significant stakes in the growth and prosperity of the Company (through grants of stock options), while maintaining other elements of the Company’s compensation program at conservative levels, will enable the Company to attract and return executives with the outstanding management abilities and entrepreneurial spirit which are essential to the Company’s ongoing success. Furthermore, the Compensation Committee believes that this approach to compensation motivates executives to perform to their full potential.

     At least annually, the Compensation Committee will review salary recommendations for the Company’s executives and then approve such recommendations, with any modifications it deems appropriate. The annual salary recommendations are made under the ultimate direction of the Chief Executive Officer, based on peer group and national industry surveys of total compensation packages, as well as evaluations of the individual executive’s past and expected future performance. Similarly, the Compensation Committee fixes the base salary of the Chief Executive Officer based on a review of competitive compensation data, the Chief Executive Officer’s overall compensation package, and the Compensation Committee’s assessment of his past performance and its expectation as to his future performance in leading the Company.

     The Compensation Committee also determines, based upon the recommendation of the Chief Executive Officer, the annual bonus, if any, to be paid to executive officers (other than the Chief Executive Officer). The amount of each individual bonus is determined based upon an evaluation of such factors as individual performance, increases in the Company’s revenue, net income, net income per share and market penetration, as well as the executive’s contribution to the Company’s performance. The Compensation Committee applies similar criteria in setting the amount of annual bonus, if any, earned by the Chief Executive Officer.

     Stock options may represent a substantial portion of compensation for the Company’s executive officers. Stock options are granted at or above the prevailing market price on the date of grant, and thus will only have value if the Company’s stock price increases. Generally, grants vest in equal amounts over a period of five years (although certain special types of grants may vest either immediately or over a shorter period) and executives must be employed by the Company at the time of vesting in order to exercise the options. Grants of stock options generally are based upon the level of the executive’s position with the Company and an evaluation of the executive’s past and expected future performance. The Compensation Committee believes that dependence on stock options for a significant portion of executives’ compensation more closely aligns such executives’ interests with those of the Company’s shareholders, since the ultimate value of such compensation is linked directly to stock price. No stock options were granted to the executive officers in fiscal 2001.

     The Compensation Committee will continually evaluate the Company’s compensation policies and procedures with respect to executives. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of the Company’s shareholders and with Company performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.

     The Compensation Committee evaluated the compensation of the Chief Executive Officer on the same basis used to evaluate salaries and other compensation of the other executive officers. The Committee’s determination of an appropriate level of compensation for the Chief Executive Officer was based on a comparison of the Company’s actual performance with the projected performance and the responsibilities of the Chief Executive Officer within the Company. The Committee recommended that Mr. Hughes’ salary for 2002 remain at $250,000.

Clay M. Biddinger
Bruce J. Culpepper
David McIntosh

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors is currently comprised of Clay M. Biddinger, Bruce J. Culpepper and David McIntosh. None of the members of the Compensation Committee served as an officer or employee of the Company or any of its subsidiaries during fiscal 2001. Bruce J. Culpepper is a shareholder in the law firm of Akerman, Senterfitt & Eidson, P.A., which has provided legal services to the Company in the past and continues to perform legal services for the Company. Other than the services provided to the Company by Mr. Culpepper’s law firm, there were no other material transactions between the Company and any of the members of the Compensation Committee during fiscal 2001.

AUDIT COMMITTEE REPORT

     In the section below, we have provided the Audit Committee Report regarding financial and accounting management policies and practices of the Company.

     Composition. The Audit Committee of the Board of Directors is composed of three independent directors, as defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Nancy E. LaFoy, Wilford C. Lyon and David McIntosh.

     Responsibilities. The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Company’s independent accountants. Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes and the activities of the Company’s internal audit department. The Audit Committee also reviews litigation and related legal issues involving the Company.

     Review with Management and Independent Accountants. In this context, the Audit Committee has met and held discussions with management and the independent accountants regarding the Company’s audited consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements in accordance with generally accepted auditing principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

     The Company’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent accountants, Deloitte & Touche LLP, the firm’s independence.

     Summary. Based upon the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representations of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission.

     Audit Fees. The aggregate fees for professional services rendered by Deloitte & Touche LLP in connection with their audit of the Company’s consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2001 fiscal year was approximately $103,000 (including approximately $10,000 of out-of-pocket expenses).

     Financial Information Systems Design and Implementation Fees. There were no professional services rendered by Deloitte & Touche LLP in fiscal 2001 relating to financial information systems design and implementation.

     All Other Fees. The aggregate fees for all other services rendered by Deloitte & Touche LLP in fiscal 2001 was approximately $40,000 and can be sub-categorized as follows:

Attestation Fees. The aggregate fees for attestation services rendered by Deloitte & Touche LLP for matters such as comfort letters and consents related to SEC and other registration statements, agreed-upon procedures, and consultation on accounting standards or transactions was approximately $15,000.

Other Fees. The aggregate fees for all other services, such as consultation related to tax planning and compliance rendered by Deloitte & Touche LLP in fiscal 2001 was approximately $25,000.

     This report is submitted by the Audit Committee.

David McIntosh, Chairman
Nancy E. LaFoy
Wilford C. Lyon

STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the monthly percentage change in the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of the Nasdaq Market Index and the Nasdaq Financial Index for the period commencing on July 30, 1998 (the date of the Company’s initial public offering of Common Stock) and ending December 31, 2001 (the “Measuring Period”). The graph assumes that the value of the investment in the Company’s Common Stock and each index was $100 on July 30, 1998. The change in cumulative total return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the Measuring Period, assuming dividend reinvestment, and (B) the change in share price between the beginning and end of the Measuring Period, by (ii) the share price at the beginning of the Measuring Period. The Company paid no cash dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG FLORIDA BANKS, INC.,
NASDAQ MARKET INDEX AND NASDAQ FINANCIAL INDEX

Total Return To Shareholder’s
(Dividends reinvested monthly)

	Annual Return Percentage
	Years Ending
Company/Index	12/31/98	12/31/99	12/31/00	12/31/01

Florida Banks, Inc.	-22.50	-22.18	-11.92	14.82
NASDAQ US Index	15.69	85.83	-39.85	-20.65
NASDAQ Financial Index	-4.04	-0.67	8.01	10.02

	Base	Indexed Returns
	Period	Years Ending
Company/Index	7/30/98	12/31/98	12/31/99	12/31/00	12/31/01

Florida Banks, Inc.	$100	$77.50	$60.31	$53.13	$61.00
NASDAQ US Index	$100	$115.69	$214.98	$129.31	$102.61
NASDAQ Financial Index	$100	$95.96	$95.32	$102.95	$113.27

     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Compensation Committee on Executive Compensation, the Audit Committee Report and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

PROPOSAL ONE
ELECTION OF DIRECTORS

     At the Annual Meeting of Shareholders, three directors will be elected to serve on the Company’s Board of Directors. The following three existing Class I directors of the Company have been nominated for re-election: T. Stephen Johnson, J. Malcolm Jones, Jr. and Nancy E. LaFoy. Brief biographies of each of the nominees for director are set forth under the heading “Directors” above. It is intended that proxies will be voted for these nominees. The three directors, if re-elected, will serve until the 2005 Annual Meeting of Shareholders, or until their successors are elected and qualified.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RE-ELECTION OF T. STEPHEN JOHNSON, J. MALCOLM JONES, JR. AND NANCY E. LAFOY.

PROPOSAL TWO
AMENDMENT TO THE COMPANY’S 1998
STOCK OPTION PLAN

     General. In March 1998, the Board of Directors adopted the Plan to promote the Company’s growth and financial success. The Plan contemplates the grant of nonqualified stock options and incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Plan currently provides for option grants to purchase up to an aggregate of 900,000 shares of Common Stock, subject to adjustment under certain circumstances (the “Option Shares”). The Plan will expire upon the earlier to occur of: (i) the date on which all Option Shares have been issued upon exercise of options under the Plan; or (ii) the tenth anniversary of the Plan’s effective date.

     Amendment. The Company’s 1998 Stock Option Plan, as amended (the “Plan”), authorizes the Company’s Board of Directors to grant incentive stock options to purchase the Common Stock to the directors, officers, key employees, consultants and other advisors of the Company and its subsidiaries. In March 2002, the Board of Directors amended the Plan to increase the number of shares reserved and available for issuance under the Plan to 1,000,000.

     The amendment to the Plan is subject to shareholder approval at the annual meeting. The Board of Directors approved the amendment because they determined that the Plan lacked a sufficient number of shares for future grants.

     Administration of the Plan. The Plan will be administered by the Board of Directors or by a Stock Option Committee appointed by the Board and consisting of at least two non-employee Board members. The exercise price of options granted under the Plan will be determined by the Board of Directors, but will in no event be less than 100% of the Market Price (as defined in the Plan) of one share of Common Stock on the option grant date; provided, however, that nonqualified stock options may be granted at an exercise price of no less than 75% of the Market Price of the Common Stock on the date of grant. Vested options under the Plan may be exercised in whole or in part, but in no event later than ten years from the grant date. If an optionee during his or her lifetime ceases to be an officer, director, employee, consultant or advisor of the Company or any subsidiary of the Company for any reason other than his or her death or total disability, any option or unexercised portion thereof which is exercisable on the date the optionee ceases employment will expire 90 days following the date the optionee ceases to be an officer, director or employee of the Company or of a subsidiary of the Company, but in no event after the term provided in the optionee’s option agreement. If an optionee dies or becomes totally disabled while he or she is an officer, director or employee of the Company or of a subsidiary of the Company, the option may be exercised by a legatee or legatees of the optionee under his or her last will or by his or her personal representative or representatives at any time within one year following his or her death or total disability, but in no event after the term provided in his or her option agreement. Options granted under the Plan will only be assignable or transferable by the optionee by will or the laws of descent and distribution. During the optionee’s lifetime, options are only exercisable by him or her.

     Amendment and Termination of the Plan. The Board of Directors may at any time terminate, modify or amend the Plan in any respect, except, that without shareholder approval, the Board of Directors may not (i) increase the number of Option Shares, (ii) extend the period during which options may be granted or exercised, (iii) change the class of Plan participants, or (iv) otherwise materially modify the requirements as to eligibility for participation in the Plan. In no event will the termination, modification or amendment of the Plan, without the written consent of an optionee, affect his or her rights under an option or right previously granted to him or her.

     Federal Income Tax Consequences. Set forth below is a general description of the federal income tax consequences relating to grants under the Plan.

     Non-Qualified Stock Options. There are no federal income tax consequences to grantees or to the Company upon the grant of an non-qualified stock option (“NQSO”) under the Plan. Upon the exercise of NQSOs, grantees will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by exercise of an NQSO, a grantee will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the grantee’s adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the grantee at the time of exercise of the NQSO).

     Incentive Stock Options. Grantees will not be subject to federal income taxation upon the grant or exercise of ISOs granted under the Plan, and the Company will not be entitled to a federal income tax deduction by reason of such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the stock option price (or the grantee’s other tax basis in the shares) is an item of tax preference subject to the alternative minimum tax applicable to the person exercising the ISO. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the ISO generally will result in the recognition of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the stock option price (or the grantee’s other tax basis in the shares), and the Company will not be entitled to any tax deduction in connection with the sale.

     If the sale occurs within one year from the date of exercise of the ISO or within two years from the date of grant (a “disqualifying disposition”) and is a transaction in which a loss, if sustained, would be recognized, the grantee generally will recognize ordinary compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price (or the grantee’s other tax basis in the shares), or (ii) the excess of the amount realized on the sale of the shares over the exercise price (or the grantee’s other tax basis in the shares). In the case of a disqualifying income equal to the excess of the fair market value of the shares on the date of exercise over the stock option price (or the grantee’s other tax basis in the shares). Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term capital gain (or loss), depending upon the length of time the shares were held. The

Company generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the grantee.

     Option Grant Information. As of April 15, 2002, options to purchase 884,848 shares of Common Stock had been granted. The stock options granted under the Plan are held by 83 employees, 10 former employees, 9 non-employee directors, 37 local nonfiduciary (advisory) board members and 7 consultants. Grants of stock options to purchase 249,000 shares of Common Stock have been granted, in the aggregate, to persons who were non-employee directors at the time they received the grants. The stock options that have been granted are either immediately exercisable or are subject to periodic vesting over a period of up to ten years. As of April 15, 2002, the weighted average exercise price of all the stock options outstanding is $8.56 per share. No other grants have been made under the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE AMENDMENT TO THE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN FROM 900,000 TO 1,000,000.

PROPOSAL THREE
INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP has served as independent auditors of the Company for the fiscal year ended December 31, 2001 and has been selected by the Board of Directors to serve as independent auditors of the Company for the fiscal year ending December 31, 2002. Deloitte & Touche LLP is familiar with the Company’s business and management. The Board of Directors believes that Deloitte & Touche LLP has the personnel, professional qualifications and independence necessary to act as the Company’s independent auditors.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     Although stockholder approval of the Company’s auditors is not required, the Board of Directors is submitting such appointment to a vote of the Company’s shareholders. Approval of this proposal will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS AUDITORS.

ANNUAL REPORT ON FORM 10-K

     The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission, is available to shareholders who make written request therefor to the Company’s Investor Relations Department, 5210 Belfort Road, Suite 310, Jacksonville, Florida 32256. Copies of exhibits and basic documents filed with that report or referenced therein will be finished to shareholders of record upon request.

SHAREHOLDER PROPOSALS

     The deadline for submission of shareholder proposals pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in the Company’s proxy statement for the 2003 Annual Meeting of Shareholders is December 13, 2002. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2003 Annual Meeting of Shareholders (but not required to be included in the Company’s proxy statement) by February 28, 2003, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

By Order of the Board of Directors,

CHARLES E. HUGHES, JR. President and Chief Executive Officer

Jacksonville, Florida April 30, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FLORIDA BANKS, INC.

    The undersigned shareholder(s) of Florida Banks, Inc., a Florida corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 30, 2002, and hereby appoints Charles E. Hughes, Jr. and T. Edwin Stinson, Jr. and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Shareholders of Florida Banks, Inc. to be held on Friday, May 31, 2002 at 11:00 a.m. Eastern Time, at the Clarion Hotel and Conference Center, 2101 Dixie Clipper Road, Jacksonville, Florida, 32218, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.	To elect three Class I directors to the Board of Directors to serve for a term of three years and until their successors are elected and qualified.

☐ FOR all nominees listed below (except as indicated to the contrary below)	☐ WITHHOLD authority to vote for all nominees

NOMINEES: T. Stephen Johnson, J. Malcom Jones, Jr. and Nancy E. LaFoy

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below:

2.	To amend the Company’s 1998 Stock Option Plan to increase the number of shares of the Company’s common stock reserved for issuance under the 1998 Stock Option Plan from 900,000 to 1,000,000.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

3.	To ratify the appointment of Deloitte & Touche LLP.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

4.	To vote in accordance with their best judgment with respect to any other matters which may properly come before the meeting or any adjournment or adjournments thereof.

This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted FOR the proposals set forth herein and as the proxies deem advisable on such other matters as may come before the meeting.

Dated: , 2002

Signature

Signature

(This Proxy should be marked, dated, and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY